Exhibit 99.3

Unaudited Pro Forma Financial Information

On August 5, 2011, Envestnet, Inc. (Envestnet”) entered into a stock purchase agreement (the “Agreement”), with BNP Paribas Investment Partners USA Holdings, Inc. (“BNPP”) to acquire all of the outstanding shares of FundQuest, Incorporated (“FundQuest”). Pursuant to the terms of the Agreement, on December 13, 2011, FundQuest was acquired by Envestnet and FundQuest became a wholly owned subsidiary of Envestnet (the “FundQuest Acquisition”).

The following unaudited pro forma condensed combined balance sheet as of September 30, 2011 is derived from the unaudited condensed consolidated financial statements of Envestnet, filed in Envestnet’s Form 10-Q for the quarterly period ended September 30, 2011, and the audited statement of financial condition of FundQuest as of September 30, 2011, included as Exhibit 99.2 to Envestnet’s Current Report on Form 8-K/A filed on February 27, 2012 (the “Form 8-K/A”).

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2010 is derived from the audited financial statements of Envestnet for the year ended December 31, 2010, as filed in Envestnet’s Form 10-K for the year ended December 31, 2010, and the audited statement of operations of FundQuest for the year ended December 31, 2010, included as Exhibit 99.1 to this Current Report on Form 8-K/A.

The unaudited pro forma condensed combined statement of operations for the nine month period ended September 30, 2011 is derived from the unaudited condensed consolidated statement of operations of Envestnet for the nine month period ended September 30, 2011, as filed in Envestnet’s Form 10-Q for the quarterly period ended September 30, 2011, and the audited statement of operations of FundQuest for the nine month period ended September 30, 2011, included as Exhibit 99.2 to this Current Report on Form 8-K/A.

The unaudited pro forma condensed combined financial information has been prepared pursuant to the requirements of Article 11 of Regulation S-X, to give effect to the completed FundQuest Acquisition, which has been accounted for as a purchase business combination in accordance with ASC 805 “Business Combinations”. The assumptions, estimates, and adjustments herein have been made solely for purposes of developing the unaudited pro forma condensed consolidated financial information and are based upon available information and certain assumptions that we believe are reasonable. The related purchase accounting should be considered preliminary.

The unaudited pro forma condensed combined balance sheet presented below is prepared as if the FundQuest Acquisition, which was completed on December 13, 2011, had been completed as of September 30, 2011, the end of Envestnet’s third quarter of fiscal year 2011. The unaudited pro forma condensed combined statement of operations for the twelve month period ended December 31, 2010 and the nine month period ended September 30, 2011 is prepared as if the FundQuest Acquisition was completed on January 1, 2010, the first day of Envestnet’s fiscal year 2010.

The unaudited pro forma condensed combined financial information, should be read in conjunction with (i) the audited consolidated financial statements and related notes of Envestnet, and “Management’s Discussion and Analysis of Financial Condition and results of Operations” contained in Envestnet’s Annual Report on Form 10-K for the year ended December 31, 2010, (ii) the unaudited condensed consolidated financial statements and related notes of Envestnet, and “Management’s Discussions and Analysis of Financial Condition and results of Operations” contained in Envestnet’s Quarterly report on

Form 10-Q for the nine month period ended September 30, 2011, (iii) the audited financial statements and related notes of FundQuest as of and for the year ended December 31, 2010, which are filed as Exhibit 99.1 to the Form 8-K/A, and (iv) the audited financial statements and related notes of FundQuest as of and for the nine month period ended September 30, 2011, which are filed as Exhibit 99.2 to the Form 8-K/A.

The unaudited pro forma condensed consolidated financial information is not intended to represent or be indicative of the consolidated results of operations or financial condition of Envestnet that would have been reported had the FundQuest Acquisition been completed as of the dates presented, and should not be construed as representative of the future consolidated results of operations or financial condition of the combined entity.

Envestnet, Inc.

Pro Forma Condensed Combined Balance Sheet of Envestnet and FundQuest

As of September 30, 2011

(In thousands)

(Unaudited)

	Historical		Pro Forma
	Envestnet	FundQuest	Adjustments		Combined
Assets
Current assets:
Cash and cash equivalents	$83,553	$2,932	(22,546)	h	$63,939
Fees receivable, net of allowance for doubtful accounts	8,591	4,573	(2,740)	a	10,424
Prepaid expenses and other current assets	2,898	117	—		3,015

Total current assets	95,042	7,622			77,378

Property and equipment, net	11,125	465	—		11,590
Internally developed software, net	3,565	—	—		3,565
Intangible assets, net	690	—	11,830	d	12,520
Goodwill	2,031	—	20,192	e	22,223
Deferred tax assets, net	11,015	117	—		11,132
Customer inducements	26,606	—	(26,606)	b	—
Other non-current assets	3,238	438	(100)	a	3,576

Total assets	$153,312	$8,642	(19,970)		$141,984

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$15,313	$7,709	(4,285)	a,b	$18,737
Customer inducements payable	1,000	—	(1,000)	b	—
Deferred tax liabilities - net	53	—	—		53
Note payable - current	168	—	—		168
Deferred revenue	113	—	—		113

Total current liabilities	16,647	7,709			19,071

Deferred rent liability	1,350	—	—		1,350
Lease incentive liability	3,022	—	—		3,022
Customer inducements payable	18,415	—	(18,415)	b	—
Other non-current liabilities	816	10,066	(8,979)	a,b	1,903

Total liabilities	40,250	17,775			25,346

Total stockholders’ equity (deficit)	113,062	(9,133)	12,709	a,b,f	116,638

Total liabilities and stockholders’ equity	$153,312	$8,642	(19,970)		$141,984

See notes to the unaudited pro forma condensed combined financial statements.

Envestnet, Inc.

Proforma Condensed Combined Statement of Operations of Envestnet and FundQuest

Year Ended December 31, 2010

(In thousands, except share and per share information)

(Unaudited)

	Historical		Pro Forma
	Envestnet	FundQuest	Adjustments		Combined
Revenues:
Assets under management or administration	$75,951	$19,648	$(4,638)	a,b	$90,961
Licensing and professional services	22,101	48	—		22,149

Total revenues	98,052	19,696	(4,638)		113,110

Operating expenses:
Cost of revenues	31,444	4,690	(5,006)	a,b	31,128
Compensation and benefits	37,027	9,302	—		46,329
General and administration	21,607	2,773	—		24,380
Depreciation and amortization	5,703	830	3,387	d	9,920
Restructuring charges and fixed asset writeoffs	961	11,027	—		11,988

Total operating expenses	96,742	28,622	(1,619)		123,745

Income (loss) from operations	1,310	(8,926)	(3,019)		(10,635)

Other income (expense):
Interest income	149	9	—		158
Interest expense	(564)	(11)	546	b	(29)
Other income	—	208	—		208
Gain on investments	12	4,486	(4,486)	c	12

Total other income (expense)	(403)	4,692	(3,940)		349

Income (loss) before income tax provision	907	(4,234)	(6,959)		(10,286)

Income tax provision (benefit)	1,533	—	(2,630)	g	(1,097)

Net loss	(626)	(4,234)	(4,329)		(9,189)
Less preferred stock dividends	(422)	—	—		(422)
Less net income allocated to participating preferred stock	—	—	—		—

Net loss attributable to common stockholders	$(1,048)	$(4,234)	$(4,329)		$(9,611)

Net loss per share attributable to common stockholders:
Basic	$(0.05)				$(0.46)

Diluted	$(0.05)				$(0.46)

Weighted average common shares outstanding:
Basic	20,805,911				20,805,911

Diluted	20,805,911				20,805,911

See notes to the unaudited pro forma condensed combined financial statements.

Envestnet, Inc.

Proforma Condensed Combined Statement of Operations of Envestnet and FundQuest

Nine Month Period Ended September 30, 2011

(In thousands, except share and per share information)

(Unaudited)

	Historical		Pro Forma
	Envestnet	FundQuest	Adjustments		Combined
Revenues:
Assets under management or administration	$74,669	$15,858	$(5,783)	a,b	$84,744
Licensing and professional services	17,967	—	—		17,967

Total revenues	92,636	15,858	(5,783)		102,711

Operating expenses:
Cost of revenues	32,474	8,242	(7,154)	a,b	33,562
Compensation and benefits	30,693	3,892	—		34,585
General and administration	15,809	1,925	—		17,734
Depreciation and amortization	4,676	68	1,927	d	6,671
Restructuring charges and fixed asset writeoffs	53	—	—		53

Total operating expenses	83,705	14,127	(5,227)		92,605

Income from operations	8,931	1,731	(556)		10,106

Other income (expense):
Interest income	65	2	—		67
Interest expense	(621)	(18)	609	b	(30)
Other income	1,100	—	—		1,100
Loss on investments	(4)	(5,352)	5,352	c	(4)

Total other income (expense)	540	(5,368)	5,961		1,133

Income (loss) before income tax provision	9,471	(3,637)	5,405		11,239

Income tax provision	3,695	—	2,173	g	5,868

Net income (loss)	5,776	(3,637)	3,232		5,371

Net income (loss) per share:
Basic	$0.18				$0.17

Diluted	$0.18				$0.16

Weighted average common shares outstanding:
Basic	31,589,279				31,589,279

Diluted	32,937,601				32,937,601

See notes to the unaudited pro forma condensed combined financial statements.

Notes to Pro Forma Condensed Combined Financial Statements

(Unaudited, in thousands)

Note 1: Basis of pro forma presentation

On December 13, 2011, Envestnet, Inc. (“Envestnet”) acquired from BNP Paribas Investment Partners USA Holdings, Inc. (“BNPP”) all of the outstanding shares of stock of FundQuest, Incorporated (“FundQuest”) (the “FundQuest Acquisition”). The estimated consideration transferred and estimated purchase price allocation, below, are presented for pro-forma information purposes only and are likely to vary from the unaudited pro forma amounts presented, as Envestnet finalizes its normal purchase accounting adjustments for the transaction.

The estimated consideration transferred in the FundQuest Acquisition is as follows:

Cash consideration	$24,390
Non-cash consideration	6,139
Cash received	(672)
Working capital adjustment	(1,172)

Total estimated fair value of consideration transferred	$28,685

The unaudited pro forma condensed combined financial statements have been prepared by Envestnet pursuant to the rules and regulations of the SEC.

The unaudited pro forma condensed consolidated balance sheet is derived from the unaudited condensed consolidated balance sheet of Envestnet, as filed in Envestnet’s Form 10-Q for the quarterly period ended September 30, 2011, and the audited statement of financial condition of FundQuest as of September 30, 2011.

The unaudited pro forma condensed combined statement of operations for the twelve month period presented is derived from the audited consolidated statement of operations of Envestnet, as filed in Envestnet’s Form 10-K for the year ended December 31, 2010, and the audited statement of operations of FundQuest for the year ended December 31, 2010. The unaudited pro forma condensed combined statement of operations for the nine month period presented is derived from the unaudited condensed consolidated statement of operations of Envestnet for the nine months ended September 30, 2011, as filed in Envestnet’s Form 10-Q for the quarterly period ended September 30, 2011 and the audited statement of operations of FundQuest for the nine-month period ended September 30, 2011.

Prior to the FundQuest Acquisition, FundQuest was a wholly owned business unit of BNPP and as such was not a stand-alone entity; therefore the historical operating results of FundQuest may not be indicative of the results that might have been achieved, historically or in the future, if FundQuest had been a stand-alone entity.

Certain information and disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the U.S. (“GAAP”) have been condensed or omitted pursuant to such rules and regulations. However, Envestnet believes that the disclosures provided herein, along with those included in Envestnet’s Annual Report on Form 10-K for the year ended December 31, 2010, and in the audited financial statements of FundQuest as of and for the nine months ended September 30, 2011 and in the audited financial statements of FundQuest as of and for the year ended December 31, 2010 are adequate to make the information presented not misleading.

The unaudited pro forma condensed combined financial statements are provided for informational purposes only and do not purport to be indicative of Envestnet’s financial position or results of operations which would actually have been obtained had such transaction been completed as of the date or for the periods presented, or for the financial position or results of operations that may be obtained in the future.

Note 2: Purchase price allocation

Under the purchase method of accounting, the total consideration transferred will be allocated to FundQuest’s assets acquired and liabilities assumed based on the estimated fair value of FundQuest’s tangible and intangible assets and liabilities as of the beginning of business on December 13, 2011. The excess of the purchase price over the net tangible and intangible assets will be recorded as goodwill. Envestnet has made a preliminary allocation of the estimated purchase price based on the unaudited statement of financial position of FundQuest as of December 12, 2011 and using estimates as described in the introduction to these unaudited pro forma condensed consolidated financial statements as follows:

Estimated Preliminary Purchase Price Allocation

Total tangible assets acquired	$3,091
Total liabilities assumed	(6,428)

Identifiable intangible asset - customer list	11,830
Goodwill	20,192

Total estimated preliminary purchase price	$28,685

Included in the total liabilities assumed is a net deferred tax liability balance of $4,592, primarily comprised of the difference between the assigned values of the tangible and intangible assets acquired and the tax basis of those assets.

Total amortizable identifiable intangible assets of $11,830 consist of customer list with an estimated useful life of 7 years.

Goodwill represents the excess of the purchase price of an acquired business over the fair value of the underlying net tangible and identifiable intangible assets and represents the expected synergistic benefits of the transaction and the knowledge and experience of the workforce in place. Goodwill is subject to change based on finalization of the purchase accounting by Envestnet. In accordance with applicable accounting standards, goodwill will not be amortized but instead will be tested for impairment at least annually or more frequently if certain indicators are present. In the event that the management of the combined company determines that the value of goodwill has become impaired, the combined company will incur an accounting charge for the amount of impairment during the fiscal quarter in which the determination is made.

The goodwill resulting from the FundQuest Acquisition is not tax deductible.

Envestnet is in the process of finalizing valuations of accounts receivable, intangible assets, accounts payable and accrued liabilities, deferred income tax liabilities and estimates of other liabilities associated with the acquisition.

Note 3: Pro forma adjustments

The pro forma adjustments included in the unaudited pro forma condensed financial statements are as follows:

(a)	To eliminate transactions between Envestnet and FundQuest for the historical periods presented:

	As of September 30, 2010
	Envestnet	FundQuest	Total
Accounts receivable	$(2,187)	$(553)	$(2,740)
Other non-current assets	(100)	—	(100)
Accounts payable and accrued expenses	—	(2,348)	(2,348)
Other non-current liabilities	—	(100)	(100)
Stockholders’ equity	(2,287)	1,895	(392)

	For the Year Ended December 31, 2010
	Envestnet	FundQuest	Total
Revenues	$(7,815)	$—	$(7,815)
Cost of revenues	—	(7,815)	(7,815)

	For the Nine Months Ended September 30, 2011
	Envestnet	FundQuest	Total
Revenues	$(9,357)	$—	$(9,357)
Cost of revenues	—	(9,357)	(9,357)

(b)	To eliminate the customer inducement assets, deferred platform fee credits, amortization of those amounts as well as the imputed interest on the amounts payable to FundQuest related to the platform services agreement between Envestnet and FundQuest. In February 2010, Envestnet signed a seven-year platform services agreement (the “PSA”) with FundQuest, whereas Envestnet provided FundQuest and its clients platform technology and support services allowing FundQuest to eliminate its own technology platform.

In accordance with the PSA, Envestnet was required to make various payments to FundQuest during the contract term as defined in the PSA. These payments included:

•	an up-front payment of $10.3 million upon completion of the conversion of FundQuest’s clients’ assets to Envestnet’s technology platform (completed in May 2010);

•	five annual payments of $1.0 million each (with the first payment due in May 2011);

•

a payment after the fifth year of the PSA (to be calculated as the average annual revenues earned by Envestnet from FundQuest under the terms of the PSA during the first five years of the contract term multiplied by 2.3 less $10.3 million; and,

•	Envestnet issued FundQuest a warrant to purchase 1,388,888 shares of Envestnet’s common stock (“Envestnet Warrant”) with an exercise price of $10.80 with an estimated fair value of $3.3 million.

Envestnet: The present value of all payments and the fair value of the Envestnet Warrant was accounted for as a customer inducement asset and was being amortized as a reduction to Envestnet’s revenues from assets under management or administration on a straight-line basis over the contract term. The present value of all estimated future payments was accounted for as a customer inducement liability and imputed interest expense was being recognized on the present value of these future estimated payments.

FundQuest: The $10.3 million upfront payment was deferred and the current portion is reflected in accounts payable and accrued liabilities and the non-current portion is reflected in other non-current liabilities. This amount was being amortized on a straight line basis over the life of the PSA as a reduction to cost of revenues. The annual progress payment of $1.0 million was recognized as the payment became due and was recorded as accounts receivable and a credit to cost of revenues. The fair value of the Envestnet Warrant was deferred and the current portion was reflected in accounts payable and accrued expenses and the non-current portion was reflected in other non-current liabilities. This amount was being amortized on a straight line basis over the life of the PSA as a reduction to cost of revenues.

The adjusted amounts are as follows:

	As of September 30, 2010
	Envestnet	FundQuest	Total
Customer inducements asset	$(26,606)	$—	$(26,606)
Accounts payable and accrued expenses	—	(1,937)	(1,937)
Customer inducements payable	(1,000)	—	(1,000)
Customer inducements payable - non-curent	(18,415)	—	(18,415)
Other non-current liabilities	—	(8,879)	(8,879)
Stockholders’ equity	(7,191)	10,816	3,625

	For the Year Ended December 31, 2010
	Envestnet	FundQuest	Total
Revenues - Amortization of customer inducement asset	3,177	$—	$3,177
Cost of revenues - Amortization of deferred platform fees, platform fee progress payments and other payments associated with the PSA	—	2,809	2,809
Imputed interest expense on customer inducements payable	546	—	546

	For the Nine Months Ended September 30, 2011
	Envestnet	FundQuest	Total
Revenues - Amortization of customer inducement asset	$3,574	$—	$3,574
Cost of revenues - Amortization of deferred platform fees, platform fee progress payments and other payments associated with the PSA	—	2,203	2,203
Imputed interest expense on customer inducements payable	609		609

(c)	To adjust the change in fair value of the Envestnet warrant reflected in FundQuest’s statement of operations in the year ended December 31, 2010 and the nine month period ended September 30, 2011 (in thousands):

	For the	For the
	Year Ended	Nine Months Ended
	December 31, 2010	September 30, 2011
	FundQuest	FundQuest
Gain (loss) on investments	$(4,486)	$5,352

(d)	To record the preliminary fair value of FundQuest’s intangible assets and the resulting increase in amortization expense (in thousands):

Preliminary Estimated Fair Value
Customer relationships	$11,830

	For the Year Ended December 31, 2010	For the Nine Months Ended September 30, 2011
Amortization of intangibles	$3,387	$1,927

Amortization expense associated with the acquired intangible asset is expected to be as follows for the years ended December 31:

2012	$3,387
2013	2,570
2014	1,937
2015	1,452
2016	1,086
Thereafter	1,398

$11,830

(e)	To record preliminary estimated fair value of goodwill for the FundQuest Acquisition.

(f)	To eliminate FundQuest’s historical stockholders equity.

(g)	To record the pro forma tax effect for the twelve and nine month periods, respectively, on the adjustments to pro forma income (loss) before income taxes based on an estimated statutory rate of 37.8% and 40.2%, respectively. The pro forma combined provision for income taxes does not reflect the amounts that would have resulted had the Company and FundQuest filed consolidated income tax returns during the periods presented.

(h)	To record the net cash consideration of $22,256.

Note 4: Restructuring Charges

As a result of the FundQuest Acquisition, the Company incurred restructuring charges of $381, primarily severance costs related to the termination of certain FundQuest and Envestnet employees. This amount is not reflected in the unaudited proforma condensed combined statement of operations for the year ended December 31, 2010 or the nine month period ended September 30, 2011.

Note 5: Stock Options

The Company issued 49,500 shares and 10,000 shares of Envestnet stock options and restricted stock, respectively, to certain former FundQuest employees on December 13, 2011.